Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DIRT MOTOR SPORTS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.  NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

AMENDED AND RESTATED
SECURED PROMISSORY NOTE

U.S. $2,000,000.00 No.: Lernerville 001-AR	Issuance Date: March 31, 2009 Maturity Date: November 7, 2010

FOR VALUE RECEIVED, the undersigned, World Racing Group, Inc., a Delaware corporation, f/k/a DIRT Motor Sports, Inc., and Boundless Racing, Inc., a Texas corporation (the "Companies"), hereby jointly and severally promise to pay to the order of Helen W. Martin, or her assignees (the "Payee"), at such address as the Payee may designate in writing to the Companies, the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), or such other amount as may be outstanding hereunder, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this note (this "Note").  If the capital gains income tax rate imposed by the Internal Revenue Code of 1986, as amended, on any capital gains realized by Payee with respect to this Note exceeds fifteen percent (15%) the Companies shall, upon written notice from Payee, immediately reimburse Payee for the amount of any such tax in excess of fifteen percent (15%), such payment to be treated as additional principal hereunder.

This Note amends and restates that certain Secured Promissory Note issued on November 7, 2007, in the principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000) (“Old Note”), which Old Note was issued in exchange for the SECURED PROMISSORY NOTE made by Boundless Racing, Inc. a Texas Corporation and wholly owned subsidiary of DIRT Motor Sports, Inc. and Helen W. Martin dated November 7, 2004.  The amount paid by Companies to Payee in consideration for the amendments and restatement of the Old Note is the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) (“Principal Deposit”), NINETY FOUR THOUSAND DOLLARS ($94,000) of which shall be in the form of a check made payable to “Lernerville Speedway, Inc.”  The Payee and Companies (together, the “Parties”) acknowledge the receipt and sufficiency of the Principal Deposit as consideration for the amendment and restatement of the Old Note as set forth herein.  The Parties further agree and acknowledge that, except as specifically set forth in Section 4 of this Note, as a result of the amendments and restatement of the Old Note, as set forth under the terms of this Note, the Companies shall be relieved of any and all obligations under the terms of the Old Note, including payment of principal and accrued but unpaid interest thereon.

1. Payment of Principal.

(a) Beginning on the date of issuance of this Note, the outstanding principal amount due hereunder shall increase monthly by a rate per annum equal to ten percent (10.0%) through the Maturity Date; and

(b) Beginning April 30, 2009, the Companies shall pay Payee the sum of THIRTY THOUSAND DOLLARS ($30,000) monthly (“Principal Payments”), which amount shall reduce the total amounts due and payable to Payee under the terms of this Note, according to the schedule set forth as Schedule A to this Note.  All amounts remaining due and payable to Payee hereunder shall be paid in full on the Maturity Date.

2. Optional Prepayment. The Companies may, at their sole election and option, prepay all or any part of the principal of this Note, before the Maturity Date without penalty or premium.    In the event all amounts due and payable Payee under the terms of this Note are paid in full on or before August 31, 2009 (the “Early Prepayment Date”), the Principal Deposit shall be credited to the Companies, and applied to reduce such total amount due and owing to Payee as set forth under the terms of this Note.  In the event all amounts due and payable Payee under the terms of this Note are not paid in full on or before the early Prepayment Date, the Principal Deposit shall be retained by Payee and shall not offset or otherwise reduce such total amounts due and payable to Payee under the terms of this Note, which amounts shall be paid to Payee as set forth hereunder.

3. Security.   This Note shall continue to be secured by a Mortgage, a copy of which is attached  as Exhibit A to the Old Note (the “Mortgage”).  In the event of the payment in full of all amounts due under the terms of this Note on or before the Maturity Date, the Payee shall execute any and all documents reasonably requested by Companies necessary to terminate the Mortgage and release such security interest of Payee to secure payment of all amounts due Payee hereunder.

4. Events of Default.   At the option of the Payee, the entire principal balance of this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events of default ("Events of Default"); provided, however, except as set forth in Section 4(c) below, an Event of Default shall only occur if such Event of Default continues for a period of ninety (90) days after the receipt by the Companies of written notice from the Payee of the occurrence of such Event of Default (“Default Notice”); provided, further, such Event of Default shall be deemed to have occurred in the event the Companies shall fail to make the final payment of all amounts due under the terms of this Note on the Maturity Date, and such failure continues for a period of sixty (60) days after the receipt by the Companies of a Default Notice:

(a) the Companies shall fail to make any payment of principal when due hereunder.  In the event the Companies fail to make any payment of principal when due hereunder, and such failure continues for ten (10) days, the principal amount due under the terms of this Note shall increase by an amount equal to ten (10) percent of such payment; or

(b) the failure by the Companies to perform any material covenant, agreement or obligation contained in this Note or in the Mortgage; or

(c) the Companies or either of them shall  (i) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (ii) become party to (or be made the subject of) any proceedings provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Payee granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within ninety (90) days of the filing of same).  As used herein, the term “Debtor Relief Law” means the United States Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or

(d) the Companies shall fail to make any annual payment of rent or utility costs due to Payee in advance of the year for which such payments are due; or

(e) the Companies fail to provide racing tickets to Payee as previously agreed upon in writing; or

(f) the Companies fail to provide or otherwise make available to Payee audited financial reports, including income statement and balance sheet, within three (3) months after the end of the fiscal year of the Companies; or

(g) the Companies default in the payment of any amount due from the Companies or either of them with respect to any creditor which has a security interest in the same property which secures payment of this Note to Payee under the Mortgage.

 In the event any one or more of the Events of Default specified above shall have occurred, after expiration of any right to cure as set forth in Section 4 above, the holder of this Note shall be entitled to all amounts due under the terms of the Old Note on the date hereof, as if such Old Note had not been amended and restated hereunder, which amounts shall become immediately due and payable; provided, however, the Companies shall be credited with, and the total amount due under the terms of the Old Note as of the date hereof, shall be reduced by, any and all amounts paid to the Payee under the terms of this Note up to and including the date of the Event of Default, including the Principal Deposit.  In addition to the foregoing, the  holder of this Note may (i) enforce its rights, under this Note and/or under the Mortgage and/or (ii) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in the Mortgage or in aid of the exercise of any power or right granted by this Note or the Mortgage, or to enforce any other legal and equitable right of the holder of this Note or in the Mortgage.

5. CONFESSION OF JUDGMENT.    THE COMPANIES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, AND EXPIRATION OF ANY RIGHT TO CURE AS SET FORTH IN SECTION 4 ABOVE, TO APPEAR FOR THE COMPANIES AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST THE COMPANIES IN FAVOR OF THE PAYEE, OR ANY HOLDER HEREOF, FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, AND ANY INTEREST THEREON, TOGETHER WITH REASONABLE ATTORNEY’S FEES AND COSTS OF SUIT, AND FOR DOING SO, THIS NOTE, OR A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT.  THE COMPANIES HEREBY FOREVER WAIVE AND RELEASE ALL ERRORS IN SUCH PROCEEDINGS AND ALL RIGHTS OF APPEAL.  THE COMPANIES, BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY THE PAYEE THEREUNDER BEFORE JUDGMENT IS ENTERED, FREELY, KNOWINGLY AND INTELLIGENTLY WAIVE THESE RIGHTS AND EXPRESSLY AGREE AND CONSENT TO PAYEE’S JUDGMENT AGAINST THEM BY CONFESSION PURSUANT TO THE TERMS THEREOF.  THE COMPANIES FURTHER AGREE AND ACKNOWLEDGE THAT, AS A RESULT OF THE ENTRY OF JUDGEMENT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, AND EXPIRATION OF ANY RIGHT TO CURE AS SET FORTH IN SECTION 4 ABOVE, PAYEE MAY, WITHOUT EITHER NOTICE OR A HEARING, COMMENCE FORECLOSURE PROCEEDINGS WITH RESPECT TO THE REAL ESTATE SUBJECT TO THE MORTGAGE.  BEING FULLY AWARE OF THEIR RIGHTS AFTER JUDGMENT IS ENTERED, THE COMPANIES HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVE THEIR RIGHTS TO NOTICE AND A HEARING AND EXPRESSLY AGREE AND CONSENT TO PAYEE’S TAKING SUCH ACTION AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW WITHOUT PRIOR NOTICE TO THE COMPANIES.

6. WAIVER OF JURY TRIAL.  THE COMPANIES IRREVOCABLY WAIVE ANY AND ALL RIGHTS THE COMPANIES MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE COMPANIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

7. Waiver.  Except as expressly provided herein, each Company, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of non-payment, notice of intention to accelerate, notice of protest and any and all lack of due diligence or delay in collection or the filing of suit hereon with may occur.

8. Cumulative Rights.  No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.  Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

9. Notices.  Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by a Company, if delivered in person, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States mail.  The address of the Companies is 7575 West Winds Blvd., Suite D, Concord, NC 28027, or such other address as the Companies shall advise the holder hereof by certified or registered letter by this same procedure.  “Business Day” means every day which is not a Saturday, Sunday or legal holiday.

10. Successors and Assigns.  This Note and all covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representatives, devisees, heirs, successors and assigns of Payee and the Companies.

11. Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.  IN CASE ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS NOTE SHALL FOR ANY REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF.

12. Attorneys’ Fees and Costs.  In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of any attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case the Companies promise to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

13. Headings.  The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

Executed as of the day and year first above written by the undersigned, intending to be legally bound hereby.

ATTEST:	WORLD RACING GROUP, INC.
f/k/a DIRT MOTOR SPORTS, INC.

/s/ Daniel W. Rumsey	By: /s/ Brian M. Carter
Secretary	Name: Brian M. Carter
(Corporate Seal)	Title: Chief Executive Officer

BOUNDLESS RACING, INC.

/s/ Daniel W. Rumsey	By: /s/ Brian M. Carter
Secretary	Name: Brian M. Carter
(Corporate Seal)	Title: Chief Executive Officer

AKNOWLEDGED AND AGREED TO:

LERNERVILLE SPEEDWAY, INC.

By: /s/ Helen W. Martin
Name: Helen W. Martin
Title: President

HELEN W. MARTIN
/s/ Helen W. Martin Helen W. Martin